UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2014, SolarCity Corporation, a Delaware corporation (“SolarCity”), entered into an Agreement and Plan of Merger (the “Agreement”) with Sunflower Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of SolarCity (“Merger Sub One”), Sunflower Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of SolarCity (“Merger Sub Two”), Silevo, Inc., a Delaware corporation (“Silevo” or “Target”), Richard Lim, as securityholder representative, and, with respect to Articles XIII, IX and X only, U.S. Bank National Association, as Escrow Agent, pursuant to which SolarCity is to acquire Silevo through a series of statutory mergers in exchange for shares of SolarCity’s common stock with an aggregate value of $200 million as of the closing of the transaction, subject to adjustments as set forth in the Agreement (the “Closing Consideration”), and shares of SolarCity’s common stock with an aggregate value of up to an additional $150 million upon the achievement of certain milestones as set forth within the Agreement (the “Earnout Consideration” and together with the Closing Consideration, the “Total Consideration”). The number of shares of SolarCity’s common stock issuable as Closing Consideration or any Earnout Consideration will be based upon the 20-day volume-weighted sales price of SolarCity’s common stock on The NASDAQ Global Select Market as of the third day prior to issuance.

The Closing Consideration will be increased by the aggregate exercise price of Silevo stock options and warrants (other than stock options held by non-continuing employees of Silevo) and the amount of cash in Silevo’s bank accounts; and the Closing Consideration will be decreased by the amount of Silevo’s unpaid third party expenses, specified change of control fees and Silevo’s indebtedness, in each case paid by SolarCity, and based on Silevo’s working capital position at the time of closing. The Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub One will merge with and into Silevo (the “First Step Merger”), with Silevo continuing as the surviving corporation, and as soon as practicable following the First Step Merger, Silevo, as the surviving corporation in the First Step Merger, will merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving entity and a wholly-owned direct subsidiary of SolarCity (the “Second Step Merger” and together with the First Step Merger, the “Merger”). Following the Merger, Silevo will be operated as a business unit of SolarCity.

The Earnout Consideration may become payable, if at all, following the achievement by the Silevo business unit of three specified production milestones. Each production milestone provides for the potential payment of up to $50 million of Earnout Consideration, subject to adjustment as set forth in the Agreement, upon the achievement of production goals relating to volume, efficiency and costs of solar panels produced by the Target on or before December 31, 2015 and December 31, 2016. The production milestones are based upon Silevo’s current operating plans and expansion plans agreed to between SolarCity and Silevo. Pursuant to the Agreement and subject to specified exclusions in the Agreement, SolarCity has agreed to fund Silevo’s operations in accordance with the operating and expansion plans. In the event that SolarCity does not provide the funding associated with the expansion plans relating to the achievement of the third production milestone, then the amount of Earnout Consideration payable upon the achievement of the first two production milestones will increase to $75 million each and there will not be a third earnout payment. The dates and production goals are otherwise subject to adjustment upon agreement of the parties in the event of certain delays, including SolarCity’s decision to expand the manufacturing capacity of production facilities.

Pursuant to the Agreement, (i) all shares of Silevo preferred stock will be converted into shares of Silevo common stock prior to the effective time of the First Step Merger, (ii) all shares of Silevo common stock will be converted into the right to receive a portion of the Closing Consideration and any Earnout Consideration that may become payable, in each case calculated in accordance with the terms of the Agreement, (iii) all Silevo warrants and vested Silevo stock options will be converted into the right to receive a portion of the Closing Consideration, less the aggregate exercise price of such warrant or option, and any Earnout Consideration that may become payable, (iv) all unvested Silevo stock options held by continuing employees will be converted into the right to receive a portion of the Closing Consideration, less the aggregate exercise price, and any Earnout Consideration that may become payable subject to the achievement of the applicable vesting conditions, and (v) all unvested Silevo stock options held by non-continuing employees will be cancelled.

The Agreement contains customary representations and warranties of each of SolarCity and Silevo. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the execution of the Agreement, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement.

Pursuant to the Agreement, following the consummation of the Merger, the stockholders of Silevo and holders of warrants issued by Silevo have agreed to indemnify SolarCity, its officers, directors, affiliates, employees, agents and representatives for any losses related to specified matters, including, among other things, inaccuracies, misrepresentations and breaches of representations or warranties of Silevo contained in the Agreement and related certificates or other instruments delivered by or on behalf of Silevo, any failure by Silevo to perform or comply with any covenant applicable to it contained in the Agreement and related certificates or other instruments delivered by or on behalf of Silevo, and for other customary matters. As partial security for such indemnification obligations, the parties to the Agreement agreed that, at the closing of the Merger, a portion of the Merger Consideration shall be deposited into an escrow fund. The escrow fund shall consist of shares of SolarCity common stock with a value equal to $30,000,000. In the event of an inaccuracy, misrepresentation or breach of certain specified representations and warranties of Silevo contained in the Agreement and related certificates or other instruments delivered by or on behalf of Silevo, SolarCity and its related indemnitees may be entitled to withhold up to an additional $36,000,000 of the Earnout Consideration which may become payable.

The Agreement contains customary covenants of SolarCity and Silevo, including, among other things, a covenant by Silevo to conduct its business in the ordinary course of business consistent with past practices during the interim period between the execution of the Agreement and consummation of the First Step Merger and not to take specified actions during such period. Silevo has also agreed not to solicit, facilitate or engage in discussions regarding proposals to acquire all or any material part of Silevo’s business.

The Agreement contemplates that SolarCity will submit to the California Commissioner of Business Oversight an application for a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 (the “California Securities Law”) so that, if approved, the issuance of SolarCity common stock as the Total Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

The closing of the Merger is subject to customary closing conditions, including, among other things, (i) approval of Silevo’s stockholders, (ii) receipt of certain regulatory approvals, including the receipt of approval or the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, (iii) the absence of any law or order prohibiting the closing, (iv) the absence of a material adverse effect with respect to Silevo, (v) the accuracy of the representations and warranties of the other party on the date they were made and at the time of the closing of the Merger, and (vi) compliance in all material respects by the other party with its covenants. The Agreement contains certain termination rights for both SolarCity and Silevo.

The parties intend to consummate the transaction as soon as practicable and currently anticipate that the closing will occur in the third quarter of 2014.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In connection with the parties’ entry into the Agreement, certain of the directors, executive officers and significant stockholders of Silevo (the “Voting Parties”) have each entered into voting agreements with SolarCity pursuant to which they have agreed to vote their Silevo capital stock in favor of the Merger and to certain restrictions on the disposition of such Silevo capital stock, subject to the terms and conditions contained therein. The Voting Parties own approximately 85% of the outstanding capital stock of Silevo. Pursuant to the terms of such voting agreements, the voting agreements will terminate concurrently with any termination of the Agreement.

By acquiring Silevo, we believe we can deliver solar energy at a lower cost than was previously possible while investing in American jobs and our environment. We plan to continue to offer Silevo solar modules to international purchasers looking to deploy cost-effective, high-efficiency solar energy systems.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Agreement contemplates that SolarCity will submit to the California Commissioner of Business Oversight an application for a permit pursuant to Sections 25121 and 25142 of the California Securities Law so that, if approved, the issuance of SolarCity common stock as part of the Total Consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 16, 2014, by and among SolarCity Corporation, Sunflower Acquisition Corporation, Sunflower Acquisition LLC, Silevo, Inc., Richard Lim, as Securityholder Representative, and U.S. Bank National Association, as Escrow Agent.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which statements include those regarding the expected closing date of the Merger, SolarCity’s continued operations of Silevo, and the expectation that SolarCity will submit to the California Commissioner of Business Oversight an application for a permit pursuant to Sections 25121 and 25142 of the California Securities Law so that, if approved, the issuance of SolarCity common stock in connection with the Merger would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements and include, without limitation, statements regarding our expectations, beliefs or intentions regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are based on the current expectations or beliefs of management of SolarCity and are subject to uncertainty and changes in circumstances that, if they were to never materialize or prove incorrect, could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. Factors that could cause SolarCity’s actual results or outcomes to be materially different from those anticipated in this Current Report on Form 8-K include among others, the inability to obtain necessary regulatory approvals for the Merger or to obtain them on acceptable terms; the failure of SolarCity to secure the issuance of a permit pursuant to Sections 25121 and 25142 of the California Securities Law in connection with the issuance of its common stock; the risk that the Agreement is terminated; and the inability of SolarCity or Silevo to satisfy the conditions to the closing of the Merger. All forward-looking statements included in this Current Report on Form 8-K are based on information available to SolarCity on the date thereof, and SolarCity assumes no obligation to update any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: June 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 16, 2014, by and among SolarCity Corporation, Sunflower Acquisition Corporation, Sunflower Acquisition LLC, Silevo, Inc., Richard Lim, as Securityholder Representative, and U.S. Bank National Association, as Escrow Agent.